TERM LOAN AGREEMENT

     THIS TERM LOAN AGREEMENT ("Term Loan Agreement") is made and entered into as of the 23rd day of July, 1998, by and among GOLDEN ROAD MOTOR INN, INC., a Nevada corporation (the "Borrower"), MONARCH CASINO & RESORT, INC., a Nevada corporation ("MCRI"), JOHN FARAHI, BAHRAM FARAHI and BEHROUZ FARAHI (collectively "Farahi" and together with MCRI, collectively the "Guarantors") and U.S. BANK NATIONAL ASSOCIATION (the "Term Lender").

                               R_E_C_I_T_A_L_S:

     WHEREAS:

     A. Borrower, Guarantors and Wells Fargo Bank, National Association, The First National Bank of Chicago, U.S. Bank National Association, First Security Bank, N.A. and Imperial Bank, as Lenders, and Wells Fargo Bank, National Association, as Swingline Lender and L/C Issuer and as the administrative and collateral agent for the Lenders, Swingline Lender and L/C Issuer (herein in such capacity called the "Agent Bank" and, together with the Lenders, Swingline Lender and L/C Issuer collectively referred to as the "Banks") entered into a Construction and Reducing Revolving Credit Agreement dated as of December 29, 1997, as amended by First Amendment to Credit Agreement dated as of the 9th day of January, 1998 and as further amended by Second Amendment to Credit Agreement dated as of June 12, 1998 (collectively the "Credit Agreement") for the purpose of establishing a reducing revolving line of credit in favor of Borrower, to be funded by Lenders up to the maximum principal amount of Eighty Million Dollars ($80,000,000.00), including a Swingline Facility to be funded by Swingline Lender up to the maximum amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) at any time outstanding and an additional subfacility for the issuance by L/C Issuer of standby and commercial letters of credit up to the maximum aggregate amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) at any time outstanding.

     B. For the purpose of this Term Loan Agreement, all capitalized words and terms not otherwise defined in Section 1.01 herein shall have the respective meanings and be construed herein as provided in Section 1.01 of the Credit Agreement and any reference to a provision of the Credit Agreement shall be deemed to incorporate that provision as a part hereof, in the same manner and with the same effect as if the same were fully set forth herein, in each case without regard to any amendment or modification of the Credit Agreement made subsequent to the Term Closing Date and notwithstanding the occurrence of Bank Facility Termination.

     C. Under the terms of the Credit Agreement Borrower is permitted to refinance the Caramella Obligations and Banks have agreed to subordinate the WFB Deed of Trust to the deed of trust securing repayment of the loan refinancing the Caramella Obligations on the terms more particularly described therein. As of the date of this Term Loan Agreement, the outstanding principal balance of the Caramella Obligations is One Million Eight Hundred Ninety-Seven Thousand Five Hundred Ninety-Seven Dollars ($1,897,597.00).

     D. Borrower has requested a term loan in the principal amount of One Million Eight Hundred Ninety-Seven Thousand Five Hundred Ninety-Seven Dollars ($1,897,597.00) for the purpose of refinancing the Caramella Obligations. Term Lender is willing to fund the Term Loan in the principal amount One Million Eight Hundred Ninety-Seven Thousand Five Hundred Ninety-Seven Dollars ($1,897,597.00) for the purpose of refinancing the Caramella Obligations on the terms and subject to the conditions, covenants and understandings hereinafter set forth or incorporated herein by reference from the Credit Agreement.

     NOW, THEREFORE, in consideration of the foregoing, and other valuable considerations as hereinafter described, the parties hereto do promise, covenant and agree as follows:

                                  ARTICLE I

     DEFINITIONS

     Section 1.01.  Definitions.  For the purposes of this Term Loan Agreement:
(i) all capitalized words and terms not otherwise defined in Section 1.01 herein shall have the respective meanings and be construed herein as provided in Section 1.01 of the Credit Agreement and any reference to a provision of the Credit Agreement shall be deemed to incorporate that provision as a part hereof, in the same manner and with the same effect as if the same were fully set forth herein, in each case without regard to any amendment or modification of the Credit Agreement made subsequent to the Term Closing Date and notwithstanding the occurrence of Bank Facility Termination, and (ii) each of the following terms shall have the meaning specified with respect thereto, unless a different meaning clearly appears from the context:

     "Applicable Margin" shall mean the LIBO Rate Margin, as set forth in the definition of "Applicable Margin" in the Credit Agreement as determined by and in effect under the terms of the Credit Agreement on Term Closing Date and as of the first day of each Fiscal Quarter.

     "Banking Business Day" shall mean a day upon which the principal administrative offices (or any successor offices) of Term Lender and banking associations in Nevada, Idaho, New York and London, England, are open to conduct regular banking business.

     "Base Rate" shall mean the rate of interest per annum which Term Lender from time to time identifies and publicly announces as its "prime rate" or "reference rate" and is not necessarily, for example, the lowest rate of interest which Term Lender collects from any borrower or group of borrowers.

     "Borrower" shall have the meaning set forth in the Preamble of this Term Loan Agreement.

     "Breakage Charges" shall mean with respect to any prepayment of principal made in connection wit the Term Loan, such additional amount or amounts as will compensate Term Lender for any losses, costs or expenses which it may incur as a result of such pre-payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by the liquidation or reemployment of deposits or other funds acquired by such Term Lender to fund or maintain the Term Loan at the applicable LIBO Rate.

     "Caramella Deed of Trust" shall mean that certain Deed of Trust with Assignment of Rents dated August 12, 1993, executed by Borrower as trustor to Comstock Title Company as trustee for the benefit of the Beneficiaries therein described, which Caramella Deed of Trust was recorded August 16, 1993, in the Official Records of Washoe County, Nevada, in Book 3817, at Page 13, under Document No. 1702393.

     "Caramella Permitted Encumbrances" shall mean, at any particular time, (i) liens for taxes, assessments or governmental charges not then due, payable and delinquent, (ii) liens for taxes, assessments or governmental charges not then required to be paid pursuant to Section 5.10 of the Credit Agreement, (iii) Liens in favor of Term Lender and Banks, (iv) the liens, encumbrances and restrictions and existing improvements which are allowed by Term Lender to appear in Schedule B, Part I and II of the Term Title Insurance Policy relating to the Caramella Property at the Term Closing Date, (v) liens in favor of Term Lender or consented to in writing by Term Lender, (vi) easements, licenses or rights-of-way, hereafter granted to any Governmental Authority or public utility providing services to the Hotel/Casino Facilities which are first approved in writing by the Term Lender, (vii) judgment liens on property other than the Collateral which do not constitute an Event of Default, (viii) statutory liens of landlords and liens of carriers, warehousemen, mechanics, customs and revenue authorities and materialmen and other similar liens imposed by law incurred in the ordinary course of business which could not reasonably be expected to cause a Material Adverse Effect and which are discharged in accordance with Section 5.04 of the Credit Agreement, (ix) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations; and (x) minor defects, encroachments or irregularities in title not interfering in any material respect with the ordinary conduct of the business of Borrower.

     "Caramella Property" shall mean the land encumbered by the Caramella Deed of Trust.

     "Closing Certificate" shall have the meaning ascribed to such term in
Section 3.05(a).

     "Closing Instructions" shall mean the Depository Closing Instructions to be given by Term Lender to the Title Company on or before the Term Closing Date setting forth the requirements of Term Lender for issuance of the Term Title Policy and other conditions for the occurrence of the Term Closing Date.

     "Credit Agreement" shall have the meaning ascribed to such term in Recital Paragraph A of this Term Loan Agreement.

     "Default Rate" shall have the meaning ascribed to such term in Section 2.08(c).

     "Environmental Certificate" shall mean the Certificate and Indemnification Regarding Hazardous Substances to be executed by Borrower on or before the Term Closing Date as a further inducement to the Term Lender to make the Term Loan, as it may be amended, modified, extended, renewed or restated from time to time.

     "Environmental Disclosure Statement" shall have the meaning ascribed to such term in Section 3.03(c).

     "Event of Default" shall mean any event of default as defined in Section
7.01 hereof.

     "Guarantors" shall have the meaning set forth in the Preamble to this Term Loan Agreement.

     "LIBO Rate" shall mean the per annum rate of interest equal to the asking price per annum for U.S. Dollar denominated deposits in the London, England interbank market for three (3) months for the amount of the then unpaid principal balance of the Term Loan, as such price is presented to Term Lender by Dow, Jones & Company through its Dow, Jones Telerate, Inc. subsidiary or a similar quote reporting service, on each Reduction Date, to which LIBO Rate shall be added the Applicable Margin.

     "Loan Fee" shall have the meaning ascribed to such term in Section 2.07.

     "Loan Reduction Schedule" shall mean the Loan Reduction Schedule marked
Schedule 2.04 affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the Scheduled Reductions of the Term Loan as of each Reduction Date.

     "Loan Termination" shall mean indefeasible payment in full of all sums owing under the Term Note and each of the other Term Loan Documents.

     "Material Adverse Change" shall mean any change which is material and adverse to the Caramella Property or the condition (financial or otherwise), business operations or prospects of: (a) Borrower, or (b) the ability of Borrower to perform its obligations under the Term Loan Documents or the ability of the Term Lender to enforce any of its rights or remedies under any of the Term Loan Documents.

     "Material Adverse Effect" means (i) a material adverse effect upon (a) the business, operations, properties, assets, condition (financial or otherwise) of Borrower, (b) the value of the Caramella Property, (c) the validity, priority or enforceability of any of the Term Loan Documents, or (d) the impairment of the ability of Borrower to perform, or of Term Lender to enforce, the Term Loan Documents in any material respect caused in any manner by an act of the Borrower or any Guarantor.

     "Pricing Certificate" shall mean a Pricing Certificate in the form affixed to the Credit Agreement as Exhibit F, without regard to any amendment or modification of the Credit Agreement or the form of Pricing Certificate made by the Banks subsequent to the Term Closing Date, which form is by this reference incorporated herein and made a part hereof as though fully set forth verbatim.

     "Reduction Date(s)" shall mean the applicable day of each Fiscal Quarter following the Term Closing Date as set forth on the Loan Reduction Schedule upon which Borrower shall pay accrued interest and the required Scheduled Reduction and upon which the LIBO Rate shall be determined for that period continuing until the next occurring Reduction Date.

     "Scheduled Balance" shall mean the maximum amount of scheduled principal which may be outstanding on the Term Loan from time to time in the amount of the Term Loan as of the Term Closing Date, as reduced from time to time on each Reduction Date as set forth on the Loan Reduction Schedule.

     "Scheduled Reduction(s)" shall mean the amount by which the Term Loan is reduced on each Reduction Date as set forth on the Loan Reduction Schedule.

     "Subordination Agreement" shall mean the agreement to be executed by and among Borrower, Agent Bank and Term Lender under the terms of which the WFB Security Documents are fully subordinated to the encumbrance lien of the Term Deed of Trust, a copy of the form of which is marked "Exhibit D", affixed hereto and by this reference incorporated herein and made a part hereof.

     "Taxes" shall have the meaning set forth in Section 2.11 of this Term Loan Agreement.

     "Term Closing Date" shall mean the date upon which: (i) each condition precedent required under Article IIIA of this Term Loan Agreement has been satisfied or waived and (ii) the Term Deed of Trust and the Subordination Agreement have been filed and/or recorded in accordance with and in the manner required by the Closing Instructions.

     "Term Deed of Trust" shall mean the Deed of Trust with Assignment of Rents to be executed by Borrower on or before the Term Closing Date in favor of Term Lender, encumbering the Caramella Property, as such deed of trust may be amended, modified, extended, renewed or restated from time to time.

     "Term Guaranty" shall mean the General Continuing Guaranty to be executed by Guarantors in favor of Term Lender, a copy of the form of which is marked "Exhibit B", affixed hereto and by this reference incorporated herein and made a part hereof, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.

     "Term Lender" shall mean U.S. Bank National Association.

     "Term Loan" shall mean reference to the aggregate amount committed by Term Lender for advance to or on behalf of Borrower on the Term Closing Date in the principal amount of One Million Eight Hundred Ninety-Seven Thousand Five Hundred Ninety-Seven Dollars ($1,897,597.00).

     "Term Loan Agreement" shall mean this Term Loan Agreement executed by and among Borrower, Guarantors and Term Lender setting forth the terms and conditions of the Term Loan as it may be amended, modified, extended, renewed or restated from time to time.

     "Term Loan Documents" shall mean the collective reference to this Term Loan Agreement, the Term Note, the Term Guaranty, the Term Deed of Trust, the Environmental Certificate and all other instruments and agreements required to be executed by or on behalf of Borrower, Guarantors, or any of them, or any other Person in connection with and/or securing repayment of the Term Loan for the benefit of Term Lender, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.

     "Term Maturity Date" shall mean the earlier to occur of: (i) the full payment or refinance of the Bank Facilities established under the terms of the Credit Agreement and the occurrence of the Bank Facility Termination, or (ii) June 30, 2004.

     "Term Note" shall mean the Term Promissory Note, a copy of which is marked "Exhibit A", affixed hereto and by this reference incorporated herein and made a part hereof, to be executed by Borrower on the Term Closing Date, payable to the order of Term Lender, evidencing the Term Loan, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.

     "Term Title Policy" shall mean the ALTA Extended Coverage Lenders Policy of Title Insurance, and the endorsements thereto, which are to be issued by the Title Company, as of the Term Closing Date, in the amount of the Term Note in favor of Term Lender, insuring the Term Deed of Trust as a first priority mortgage lien encumbering the Caramella Property therein described subject only to the exceptions shown therein in Schedule B, Part One, together with all such endorsements thereto as are required by Term Lender; all in accordance with the Closing Instructions.

     "Title Company" shall mean Ticor Title Insurance Company, and its issuing agent, Western Title Company, Inc., with offices located at 225 South Arlington, Reno, Nevada.

     "WFB Deed of Trust" shall mean that certain Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents executed by Borrower securing repayment of the Bank Facilities for the benefit of Agent Bank on behalf of the Lenders, recorded in the Official Records of Washoe County, Nevada, on December 31, 1997, under Document No. 2167154.

     "WFB Security Documents" shall mean collective reference to: (i) the WFB Deed of Trust, (ii) the Assignment of Spaceleases, Contracts, Rents and Revenues recorded December 29, 1997, in the Official Records of Washoe County, Nevada, in Book 5086, at Page 655, as Document No. 2166000, (iii) the Assignment of Permits, Licenses and Contracts recorded December 29, 1997, in the Official Records of Washoe County, Nevada, in Book 5086, at Page 672, as Document No. 2166001, and (iv) the UCC Financing Statement recorded December 29, 1997, in the Official Records of Washoe County, Nevada, in Book 5086, at Page 687, as Document No. 2166002.

     Section 1.02. Interpretation and Construction. In this Term Loan Agreement, unless the context otherwise requires:

          (i) Articles and Sections mentioned by number only are the respective Articles and Sections of this Term Loan Agreement as so numbered;

          (ii) Words importing a particular gender mean and include every other gender, and words importing the singular number mean and include the plural number and vice versa;

          (iii) All times specified herein, unless otherwise specifically referred, shall be the time in Reno, Nevada;

          (iv) Any headings preceding the texts of the several Articles and Sections of this Term Loan Agreement, and any table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Term Loan Agreement, nor shall they affect its meaning, construction or effect;

          (v) If any clause, definition, provision or Section of this Term Loan Agreement shall be determined to be apparently contrary to or conflicting with any other clause, definition, provision or Section of this Term Loan Agreement then the clause, definition, provision or Section containing the more specific provisions shall control and govern with respect to such apparent conflict.
The parties hereto do agree that each has contributed to the drafting of this Term Loan Agreement and all Term Loan Documents and that the provisions herein contained shall not be construed against either Borrower, Guarantors or Term Lender as having been the person or persons responsible for the preparation thereof;

          (vi) The terms "herein", "hereunder", "hereby", "hereto", "hereof" and any similar terms as used in the Term Loan Agreement refer to this Term Loan Agreement; the term "heretofore" means before the date of execution of this Term Loan Agreement; and the term "hereafter" means after the date of the execution of this Term Loan Agreement;

          (vii) All accounting terms used herein which are not otherwise specifically defined shall be used in accordance with GAAP consistently applied;

          (viii) If any clause, provision or Section of this Term Loan Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any of the remaining provisions hereof; and

          (ix) Each reference to this Loan Agreement or any other Term Loan Document or any of them, as used in this Term Loan Agreement or in any other Term Loan Document, shall be deemed a reference to this Term Loan Agreement or such Term Loan Document, as applicable, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.

     Section 1.03. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Term Loan Agreement shall have such meanings when used in the Term Note and in each Term Loan Document and other communication delivered from time to time in connection with this Term Loan Agreement or any other Term Loan Document.

     Section 1.04. Cross-References. Unless otherwise specified, references in this Term Loan Agreement and in each other Term Loan Document to any Article or Section are references to such Article or Section of this Term Loan Agreement or such other Term Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     Section 1.05. Exhibits and Schedules. All Exhibits and Schedules to this Term Loan Agreement, either as originally existing or as the same may from time to time be supplemented, modified, amended or restated are incorporated herein by this reference.

     Section 1.06. Incorporation of Credit Agreement Financial Covenants and Reporting Requirements. In the event of Bank Facility Termination, all financial reporting requirements and delivery of the Compliance Certificate shall be made directly to Term Lender at the times and in the manner set forth in the Credit Agreement.

                                 ARTICLE II

     AMOUNT, TERMS AND SECURITY OF THE TERM LOAN

     Section 2.01. The Term Loan. Subject to the conditions and upon the terms hereinafter set forth and in accordance with the terms and provisions of the Term Note, Term Lender to lend and advance the proceeds of the Term Loan to Borrower on the Term Closing Date. Borrower may not reborrow any amounts repaid or prepaid on the Term Note.

     Section 2.02. Use of Proceeds of the Term Loan. The proceeds of the Term Loan shall be used for the purpose of paying in full the Caramella Obligations.

     Section 2.03. Term of Loan. The Term Loan shall be for a term commencing on the Term Closing Date and terminating on the Term Maturity Date.

     Section 2.04.     The Term Note, Interest Rate and Repayment.

          a. The Term Loan shall be further evidenced by the Term Note payable to the order of Term Lender. Accrued interest shall be paid quarterly on the applicable Reduction Date of each and every Fiscal Quarter as set forth on the Loan Reduction Schedule. Principal shall be reduced quarterly on each applicable Reduction Date in the amounts set forth on the Loan Reduction Schedule, Schedule 2.04, affixed hereto and attached to the Term Note. Term Lender shall record manually or electronically the amount of each repayment of interest and/or principal made thereunder by Borrower and the entry of such records shall be conclusive absent manifest or demonstrable error; provided, however, the failure to make such a record or notation with respect to any repayment thereof, or an error in making such a record or notation, shall not limit or otherwise affect the obligations of Borrower hereunder or under the Term Note.

          b. Interest shall accrue on the entire outstanding principal balance at a rate per annum equal to the LIBO Rate plus the Applicable Margin.

          c. The applicable LIBO Rate shall be determined by Term Lender on the Term Closing Date and on the applicable Reduction Date of each Fiscal Quarter, and notice thereof shall be given promptly to Borrower. Each determination of the applicable LIBO Rate shall be conclusive and binding upon the Borrower, in the absence of manifest or demonstrable error. The Term Lender shall, upon written request of Borrower deliver to Borrower a statement showing the computations used by the Term Lender in determining the LIBO Rate hereunder.

          d. Concurrently with the delivery of each Pricing Certificate to Agent Bank as provided in Section 5.08(c) of the Credit Agreement, and in any event within forty-five (45) days after the end of each Fiscal Quarter (including the fourth (4th) Fiscal Quarter in each Fiscal Year), Borrower shall deliver a properly completed and duly executed Pricing Certificate to Term Lender setting forth the calculations for the determination of the Applicable Margin as of such Fiscal Quarter end. The Applicable Margin so determined shall be the Applicable Margin to be added to the applicable LIBO Rate hereunder as of the next occurring Reduction Date and shall continue until the next determination of the applicable LIBO Rate hereunder.

          e. Computation of interest with reference to the LIBO Rate shall be calculated on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed.

     Section 2.05.     Place and Manner of Payment.

          a. All amounts payable by Borrower to the Term Lender pursuant to this Term Loan Agreement and the Term Note shall be made on a Banking Business Day in lawful money of the United States of America and in immediately available funds.

          b. All such amounts payable by Borrower shall be made by wire transfer to Term Lender at the payment office set forth on the signature page of this Term Loan Agreement, or at such other place as may be directed in writing by Term Lender from time to time. If such payment is received by Term Lender prior to 2:00 o'clock p.m., Term Lender shall credit Borrower with such payment on the day so received. If such payment is received by Term Lender after 2:00 o'clock p.m., Term Lender shall credit Borrower with such payment as of the next Banking Business Day. If the Term Note or any payment required to be made thereon or hereunder, is or becomes due and payable on a day other than a Banking Business Day, the due date thereof shall be extended to the next succeeding Banking Business Day and interest thereon shall be payable at the then applicable rate during such extension.

     Section 2.06. Voluntary Prepayment. Borrower shall have the right, at any time, and from time to time, to prepay the Term Note in whole or in part in the amount of Fifty Thousand Dollars ($50,000.00) or an integral multiple thereof, provided that (i) each prepayment shall be applied in each instance to the next required Scheduled Reductions under the Term Note, (ii) no such prepayment may be reborrowed, and (iii) Borrower pays any applicable Breakage Charges incident to such prepayment. If the Borrower prepays the entire principal amount then outstanding under the Term Note, such payment shall be accompanied by a payment equal to the interest accrued thereon to the date of such prepayment and any other amount then owing under the terms of any Term Loan Documents.

     Section 2.07. Loan Fee. On the Term Closing Date, Borrower shall pay the Term Lender a non-refundable fee (the "Loan Fee") in the amount of Five Thousand Dollars ($5,000.00).

     Section 2.08.  Late Charges and Default Rate.

          a. If any Scheduled Reduction, interest payment or fee due under the Term Note or under the Term Loan Agreement is not paid within five (5) days of the date upon which such payment is due, Borrower promises to pay a late charge in the amount of two percent (2%) of the amount of such delinquent payment and Term Lender need not accept any late payment made unless it is accompanied by such two percent (2%) late payment charge.

          b. In the event of the existence of an Event of Default, commencing on the third (3rd) Banking Business Day following the receipt by Borrower of written notice of the occurrence of such Event of Default from Term Lender, the total of the unpaid balance of the principal and the then accrued and unpaid interest owing under the Term Loan shall collectively commence accruing interest at a rate equal to the Base Rate plus four percent (4%) (the "Default Rate") until such time as all payments and additional interest are paid, together with the curing of any Events of Default which may exist, at which time the interest rate shall revert to that rate of interest otherwise accruing pursuant to the terms of the Term Note.

          c. In the event of the occurrence of an Event of Default, Borrower and Guarantors agree to pay all reasonable costs of collection, including a reasonable attorneys' fee, in addition to and at the time of the payment of such sum of money and/or the performance of such acts as may be required to cure such default. In the event legal action is commenced for the collection of any sums owing hereunder or under the terms of the Term Note, the Borrower and Guarantors agree that any judgment issued as a consequence of such action against Borrower and/or Guarantors shall bear interest at a rate equal to the Default Rate until fully paid.

     Section 2.09. Security for the Term Loan. As security for the due and punctual payment and performance of the terms and provisions of this Term Loan Agreement and the Term Note, the Term Deed of Trust shall be executed and delivered to Term Lender as of the Term Closing Date, by the Borrower.

     Section 2.10. Guaranty Agreement. As additional security for the due and punctual payment and performance of the Term Loan and each of the terms, covenants, representations, warranties and provisions herein contained and contained in each of the Term Loan Documents, on or before the Term Closing Date, Guarantors shall execute the Term Guaranty, a copy of which is marked "Exhibit B", affixed hereto and by this reference incorporated herein and made a part hereof.

     Section 2.11. Net Payments. All payments under this Term Loan Agreement, the Term Note and/or any other Term Loan Document shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments, after deduction or withholding for or on account of any future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by the United States or any Governmental Authority, other than franchise taxes or any tax on or measured by the gross receipts or overall net income of any Term Lender pursuant to the income tax laws of the United States or any State, or the jurisdiction where Term Lender's principal office is located (collectively "Taxes"), shall not be less than the amounts otherwise specified to be paid under this Term Loan Agreement and the Term Note. A certificate as to any additional amounts payable to the Term Lender under this
Section 2.11 submitted to the Borrower by the Term Lender shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent manifest or demonstrable error. Any amounts payable by the Borrower under this Section
2.11 with respect to past payments shall be due within ten (10) days following receipt by the Borrower of such certificate from the Term Lender; any such amounts payable with respect to future payments shall be due within ten (10) days after demand with such future payments. With respect to each deduction or withholding for or on account of any Taxes, the Borrower shall promptly furnish to the Term Lender such certificates, receipts and other documents as may be required (in the reasonable judgment of the Term Lender) to establish any tax credit to which the Term Lender may be entitled.

     Section 2.12. Increased Costs. If after the date hereof the adoption of, or any change in, any applicable law, rule or regulation (including without limitation Regulation D of the Board of Governors of the Federal Reserve System and any successor thereto), or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Term Lender with any future request or future directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency:

          a. Shall subject Term Lender to any tax, duty or other charge payable to the United States or any Governmental Authority with respect to the Term Loan or the Term Note, or shall change the basis of taxation of payments to Term Lender of the principal of, or interest on, the Term Loan or any other amounts due under the Term Note in respect of the Term Loan or (except for changes in the rate of tax on the overall net income of Term Lender imposed by the United States or any Governmental Authority pursuant to the income tax laws of the United States or any State, or the jurisdiction where Term Lender's principal office is located); or

          b. Shall impose, modify or deem applicable any reserve imposed by the Board of Governors of the Federal Reserve System, special deposit, capitalization, capital adequacy or similar requirement against assets of, deposits with or for the account of, or credit extended by, Term Lender; or

          c. Shall impose on Term Lender any other condition affecting the Term Loan or the Term Note;

and the result of any of the foregoing, as set forth in subsections (a), (b) or
(c) is to increase the cost to (or in the case of Regulation D or reserve requirements referred to above or a successor thereto, to impose a cost on) Term Lender of making or maintaining the Term Loan, or to reduce the amount of any sum or rate of return received or receivable by Term Lender under the Term Note, then within ten (10) days after demand by such Term Lender (which demand shall be accompanied by a certificate setting forth the basis of such demand), the Borrower shall pay directly to Lender such additional amount or amounts as will compensate Term Lender for such increased cost (or in the case of Regulation D or reserve requirements referred to above or a successor thereto, such costs which may be imposed upon Term Lender) or such reduction of any sum or rate of return received or receivable under the Term Note. A certificate as to any additional amounts payable to Term Lender under this Section 2.12 submitted to the Borrower by Term Lender shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent manifest or demonstrable error. Term Lender agrees to use its reasonable efforts not materially disadvantageous to it (in its reasonable determination) to minimize such increased or imposed costs or such reduction.

                                 ARTICLE III

     CONDITIONS PRECEDENT TO THE TERM CLOSING DATE

     Closing Conditions. The obligation of Term Lender hereunder is subject to the following conditions precedent, each of which shall be satisfied prior to July 31, 1998 (unless Term Lender, in its sole and absolute discretion, shall agree otherwise). The occurrence of the Term Closing Date is subject to and contingent upon Term Lender having received, in each case in form and substance reasonably satisfactory to Term Lender, or in the case of an occurrence, action or event, the occurrence of each of the following:

     Section 3.01. Term Loan Agreement. Three executed counterparts of this Term Loan Agreement duly executed by Borrower and each of the Guarantors.

     Section 3.02.     The Term Note and Term Guaranty.

          a. The Term Note duly executed by the Borrower, payable to the order of Term Lender.

          b. The Term Guaranty duly executed by the Guarantors in favor of Term Lender.

     Section 3.03.     Term Deed of Trust and Environmental Documentation.

          a. The Term Deed of Trust, duly executed by Borrower encumbering the Caramella Property as a first priority Lien.

          b.     The Environmental Certificate duly executed by the Borrower.

          c. The original Environmental Questionnaire and Disclosure Statement ("Environmental Disclosure Statement") on Term Lender's form duly executed by Borrower, which Environmental Disclosure Statement shall be fully completed to the satisfaction of Term Lender. In the event the Environmental Disclosure Statement discloses or indicates any material environmental risk to Term Lender, as determined by Lender in its sole and absolute discretion, the Closing Conditions shall not be deemed satisfied and Term Lender shall have no further duty or obligation to fund the Term Loan.

     Section 3.04. Subordination Agreement. The Subordination Agreement duly executed by Agent Bank on behalf of each of the Banks, Borrower and Term Lender.

     Section 3.05.     Organizational Documents, Existence and Authority and
Closing.

          a. Term Lender shall have received from Borrower an original closing certificate ("Closing Certificate"), substantially in the form of the Closing Certificate marked "Exhibit C", affixed hereto and by this reference incorporated herein and made a part hereof, duly executed by Borrower.

          b.     Agent Bank shall have received from each of Borrower and MCRI:
(i) a Certificate of Good Standing issued by the Secretary of State of the State of Nevada and dated within thirty (30) calendar days of the Closing Date,
(ii) a copy of the Articles of Incorporation and Bylaws certified as of the Term Closing Date to be true, correct and complete by a duly Authorized Officer of MCRI, and (iii) an original corporate resolution executed by the President and Secretary of each of Borrower and MCRI authorizing Borrower to enter into the Term Loan Documents and MCRI to enter into the Term Guaranty and all other documents and agreements to be executed by them pursuant to this Term Loan Agreement and further authorizing and empowering the officers who will execute such documents and agreements with the authority and power to execute such documents and agreements on behalf of Borrower and MCRI, respectively.

     Section 3.06. Payment of Loan Fee. Payment by Borrower of the Loan Fee as provided in Section 2.07 hereinabove.

     Section 3.07. Reimbursement for Expenses and Fees. Reimbursement by Borrower for all reasonable fees and out-of-pocket expenses incurred by Term Lender in connection with the Term Loan, including, but not limited to, escrow charges, title insurance endorsement premiums, recording fees, reasonable attorney's fees of Henderson & Morgan, LLC and all other like fees and expenses remaining unpaid as of the Term Closing Date to the extent then due and payable on the Term Closing Date, provided that the amount then invoiced shall not thereafter preclude Borrower's obligation to pay such costs and expenses relating to the closing of the Term Loan following the Term Closing Date or to reimburse Term Lender for the payment thereof.

     Section 3.08. Term Title Policy. The Term Title Policy (or proforma commitment for the issuance thereof) together with such endorsements as set forth in the Closing Instructions.

     Section 3.09. Payment of Caramella Obligations. Payment in full by Borrower of the Caramella Obligations. As of the Term Closing Date, the Caramella Deed of Trust shall be fully released, terminated and reconveyed.

     Section 3.10. Certain Statements. On the Term Closing Date the following statements shall be true and correct:

          a. The representations and warranties with respect to the Borrower contained in Article IV hereof (other than representations and warranties which expressly speak only as of a different date which shall be true and correct as of such date) are true and correct on and as of the Term Closing Date in all material respects as though made on and as of that date, except to the extent that such representations and warranties are not true and correct as a result of a change which is permitted by this Term Loan Agreement or by any other Term Loan Document, or which is otherwise consented to by Term Lender;

          b. The representations and certifications contained in the Environmental Certificate and in the Environmental Disclosure Statement are true and correct in all material respects;

          c.     Since the date of the financial statements referred to in
Section 4.04, no Material Adverse Change shall have occurred; and

          d. No event has occurred or is continuing which constitutes a Default or Event of Default hereunder.

     Section 3.11. Additional Documents and Statements. Such additional documents, affidavits, certificates and opinions as Term Lender may reasonably require to insure compliance with this Term Loan Agreement.

                                 ARTICLE IV

     REPRESENTATIONS AND WARRANTIES

     To induce Term Lender to enter into this Term Loan Agreement, Borrower and MCRI make the following representations and warranties:

     Section 4.01. Organization; Power and Authorization. Borrower and MCRI are each a corporation duly organized and validly existing under the laws of the State of Nevada. Each of Borrower and MCRI (i) has all requisite corporate power, authority and legal right to execute and deliver each document, agreement or certificate to which it is a party or by which it is bound in connection with the Term Loan, to consummate the transactions and perform its obligations hereunder and thereunder, and to own its properties and assets and to carry on and conduct its business as presently conducted or proposed to be conducted, and (ii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Term Loan Agreement and the other Term Loan Documents to which it is a party or by which it is bound and to consummate the transactions contemplated hereunder and thereunder.

     Section 4.02. No Conflict With, Violation of or Default Under Laws or Other Agreements. Neither the execution and delivery of this Term Loan Agreement, the Term Note or any other Term Loan Document, or any other agreement, certificate or instrument to which either Borrower or MCRI is a party or by which it is bound in connection with the Term Loan, nor the consummation of the transactions contemplated hereunder or thereunder, nor the compliance with or performance of the terms and conditions herein or therein, is prevented by, limited by, conflicts in any material respect with, or will result in a material breach or violation of, or a material default (with due notice or lapse of time or both) under, or the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of their respective property or assets by virtue of, the terms, conditions or provisions of (a) any indenture, evidence of indebtedness, loan or financing agreement, or other agreement or instrument of whatever nature to which Borrower or MCRI is bound, or (b) any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which Borrower or MCRI are subject.

     Section 4.03. Agreements Legal, Binding, Valid and Enforceable. This Term Loan Agreement, the Term Note, the Term Guaranty and all other Term Loan Documents, when executed and delivered by Borrower and/or Guarantors, as applicable, in connection with the Term Loan will constitute legal, valid and binding obligations of Borrower, enforceable against Borrower and/or Guarantors, as applicable, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     Section 4.04. Information and Financial Data Accurate; Financial Statements; No Adverse Event. All information and financial and other data previously furnished in writing by Borrower and MCRI in connection with the Term Loan was true, correct and complete in all material respects as of the date furnished (unless subsequently corrected prior to the date hereof), and there has been no Material Adverse Event with respect thereto to the date of this Term Loan Agreement since the dates thereof. No information has been omitted which would make the information previously furnished in such financial statements to Term Lender misleading or incorrect in any material respect to the date of this Term Loan Agreement. Any and all financial statements heretofore furnished to Term Lender by Borrower and/or MCRI: (a) present fairly the financial position of Borrower and MCRI as of their respective dates and the results of operations and changes in financial position for the periods to which they apply, and (b) have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. Since the date of the financial statements referred to in this Section 4.04, there has been no Material Adverse Event in the financial condition, assets, liabilities, business or operations of Borrower or MCRI.

     Section 4.05. Governmental Approvals. All timely consents, approvals, orders or authorizations of, or registrations, declarations, notices or filings with any Governmental Authority which are required in connection with the valid execution and delivery of this Term Loan Agreement and the other Term Loan Documents by Borrower and the carry-out or performance of any of the transactions required or contemplated hereunder, or thereunder, by Borrower, have been obtained or accomplished and are in full force and effect, or can be obtained or accomplished by Borrower. All timely consents, approvals, orders or authorizations of, or registrations, declarations, notices or filings with any Governmental Authority which are required by Borrower in connection with the use and operation of the Hotel/Casino Facility have been obtained or accomplished and are in full force and effect.

     Section 4.06. Payment of Taxes. Borrower and MCRI have duly filed or caused to be filed all federal, state and local tax reports and returns which are required to be filed by them and have paid or made provisions for the payment of, all material taxes, assessments, fees and other governmental charges which have or may have become due pursuant to said returns or otherwise pursuant to any assessment received by Borrower except such taxes, assessments, fees or other governmental charges, if any, as are being contested in good faith by Borrower by appropriate proceedings and for which Borrower or MCRI have maintained adequate reserves for the payment thereof in accordance with GAAP.

     Section 4.07. Title to Caramella Property. Borrower shall have good and marketable title to the Caramella Property as of the Term Closing Date and at all times during the term of the Term Loan. Each of Borrower and MCRI has good and marketable title to: (a) all of its properties and assets reflected in the most recent financial statements referred to in Section 4.04 hereof as owned by them (except those properties and assets disposed of since the date of said financial statements in the ordinary course of business or those properties and assets which are no longer used or useful in the conduct of its businesses), including, but not limited to, Borrower's and MCRI's interest in patents, trademarks, tradenames, servicemarks, and licenses relating to or pertaining to the Caramella Property or the Hotel/Casino Facility, and (b) all properties and assets acquired by them subsequent to the date of the most recent financial statements referred to in Section 4.04 hereof. All such properties and assets are not subject to any liens, encumbrances or restrictions except Caramella Permitted Encumbrances.

     Section 4.08. No Untrue Statements. All statements, representations and warranties made by Borrower and MCRI in this Term Loan Agreement, any other Term Loan Document and any other agreement, document, certificate or instrument previously furnished or to be furnished by Borrower and/or MCRI to Term Lender pursuant to the provisions of this Term Loan Agreement, at the time they were made and on and as of the Term Closing Date: (a) are and shall be true, correct and complete in all material respects, (b) do not and shall not contain any untrue statement of a material fact, and (c) do not and shall not omit to state a material fact, the absence of which makes the information contained herein or therein materially misleading or incomplete. Borrower and MCRI understand that all such statements, representations and warranties shall be deemed to have been relied upon by Term Lender as a material inducement to establish the Term Loan.

     Section 4.09. Brokerage Commissions. No person is entitled to receive any brokerage commission, finder's fee or similar fee or payment in connection with the extensions of credit contemplated by this Term Loan Agreement. No brokerage or other fee, commission or compensation is to be paid by Banks with respect to the extensions of credit contemplated hereby and Borrower agrees to indemnify Term Lender against any such claims for brokerage fees or commissions and to pay all expenses including, without limitation, reasonable attorney's fees incurred by Term Lender in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions.

     Section 4.10. No Defaults. Borrower is not in violation of any applicable law and/or regulations, the violation of which materially and adversely affects the business, financial condition or operations of the Caramella Property or the Hotel/Casino Facility. Borrower is not in violation or default (nor is there any waiver in effect which, if not in effect, would result in a violation or default) in any material and adverse respect under any indenture, evidence of indebtedness, loan or financing agreement or other agreement or instrument of whatever nature to which it is a party or by which it is bound (except for any defaults previously brought to Term Lender's attention in writing, for which Borrower has received a waiver from Term Lender), a default under which would reasonably be expected to have a Material Adverse Effect.

     Section 4.11. Environmental Certificate. The representations and certifications contained in the Environmental Certificate and in the Environmental Disclosure Statement are true and correct in all material respects as to Term Lender and with respect to the Term Loan.

     Section 4.12. No Defaults. Neither Borrower nor any Guarantor is in Default under the terms of the Credit Agreement and/or any of the Loan Documents.

                                  ARTICLE V

     GENERAL COVENANTS OF BORROWER AND MCRI

     To induce Term Lender to make the Term Loan, each of the "General Covenants of Borrower and MCRI" which are set forth in Article V of the Credit Agreement shall be deemed incorporated herein and made a part hereof as of the Term Closing Date to the same extent as if fully restated verbatim, in each case without regard to any amendment or modification of the Credit Agreement made subsequent to the Term Closing Date.

                                 ARTICLE VI

     FINANCIAL COVENANTS

     To induce Term Lender to make the Term Loan, each of the "Financial Covenants" which are set forth in Article VI of the Credit Agreement shall be deemed incorporated herein and made a part hereof as of the Term Closing Date to the same extent as if fully restated verbatim, in each case without regard to any amendment or modification of the Credit Agreement made subsequent to the Term Closing Date.

                                 ARTICLE VII

     EVENTS OF DEFAULT

     Section 7.01. Events of Default. Any of the following events and the passage of any applicable notice and cure periods shall constitute an Event of Default hereunder:

          a. Any representation or warranty made by Borrower or any Guarantor pursuant to or in connection with this Term Loan Agreement, the Term Note, the Term Guaranty or any other Term Loan Document or in any report, certificate, financial statement or other writing furnished by Borrower or Guarantor in connection herewith, shall prove to be false, incorrect or misleading in any materially adverse aspect as of the date when made (unless cured within thirty (30) days of the date when made if such representation or warranty is capable of being cured);

          b. Borrower shall have defaulted in the payment of any principal or interest on the Term Note when due;

          c. The Term Deed of Trust or any provision thereof shall cease to be in full force and effect in any material respect or shall cease to give the Term Lender in any material respect the liens, rights, powers and privileges purported to be created thereby or the Borrower shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Term Deed of Trust for a period of thirty
(30) days after written notice thereof is delivered to Borrower by Term Lender of such failure (or such shorter period following such notice as may be specifically required in any Term Loan Document);

          d. Borrower shall have defaulted in the payment of any late charge, expenses, indemnities or any other amount owing under any Term Loan Document (other than interest and Scheduled Reductions) for a period of five
(5) days after notice thereof to Borrower from Term Lender;

          e. Borrower or any Guarantor shall fail duly and punctually to perform or comply in all material respects with any other term, covenant, condition or promise contained in this Term Loan Agreement, the Term Note or any other Term Loan Document and such failure shall continue for thirty (30) days after written notice thereof is delivered to Borrower and Guarantors by Term Lender of such failure (or such shorter period following such notice as may be required in any Term Loan Document);

          f. The occurrence of any "Event of Default", beyond any applicable grace period, under the terms of the Credit Agreement;

          g. The occurrence of any default under the Term Guaranty or the revocation, termination or repudiation of any Guarantor's promises, obligations or covenants under the Term Guaranty.

     Section 7.02. Default Remedies. Upon the occurrence of any Event of Default, Term Lender may declare the unpaid balance of the Term Loan, together with the interest thereon, to be fully due and payable and exercise any or all of the following remedies:

          a. Declare all outstanding unpaid Indebtedness hereunder and under the Term Note and other Term Loan Documents together with all accrued interest thereon immediately due and payable without presentation, demand, protest or notice of any kind. This remedy will be deemed to have been automatically exercised on the occurrence of any event set out in Sections 7.01(g), (h) or (i) of the Credit Agreement.

          b. The Term Lender may exercise any and all remedies available to Term Lender under the Term Loan Documents.

          c. The Term Lender may exercise any other remedies available to Term Lender at law or in equity, including requesting the appointment of a receiver to perform any acts required of Borrower under this Term Loan Agreement, and Borrower hereby specifically consents to any such request by Term Lender.

     For the purpose of carrying out this section and exercising these rights, powers and privileges, Borrower hereby irrevocably constitutes and appoints Term Lender as its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in this paragraph in the name and on behalf of Borrower. Term Lender may exercise one or more of Term Lender's remedies simultaneously and all its remedies are nonexclusive and cumulative. Term Lender shall not be required to pursue or exhaust any Collateral or remedy before pursuing any other Collateral or remedy. Term Lender's failure to exercise any remedy for a particular default shall not be deemed a waiver of (i) such remedy, nor its rights to exercise any other remedy for that default, nor (ii) its right to exercise that remedy for any subsequent default.

     Section 7.03. Application of Proceeds. All payments and proceeds received and all amounts held or realized from the sale or other disposition of the Collateral, which are to be applied hereunder towards satisfaction of Borrower's and/or Guarantors' Obligations under this Term Loan Agreement, shall be applied in the manner set forth in Nevada Revised Statutes or otherwise in the following order of priority:

          a. First, to the payment of all reasonable fees, costs and expenses (including reasonable attorney's fees and expenses) incurred by Term Lender, its agents or representatives in connection with the realization upon any of the Collateral;

          b. Next, to the payment in full of any other amounts due under this Term Loan Agreement and any other Term Loan Documents (other than the Term
Note);

          c.     Next, to the balance of interest remaining unpaid on the Term
Note;

          d.     Next, to the balance of principal remaining unpaid on the Term
Note;

          e. Next, the balance, if any, of such payments or proceeds to whomever may be legally entitled thereto.

     Section 7.04. Notices. In order to entitle Term Lender to exercise any remedy available hereunder, it shall not be necessary for Term Lender to give any notice, other than such notice as may be required expressly herein.

     Section 7.05. Agreement to Pay Attorney's Fees and Expenses. Upon the occurrence of an Event of Default, as a result of which Term Lender shall require and employ attorneys or incur other expenses for the collection of payments due or to become due or the enforcement or performance or observance of any obligation or agreement on the part of Borrower contained herein, Borrower and Guarantors shall, on demand, pay to Term Lender the actual and reasonable fees of such attorneys (including actual and reasonable allocated costs of in-house legal counsel) and such other reasonable expenses so incurred by Term Lender.

     Section 7.06. No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Term Loan Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

     Section 7.07. Exercise of Rights Subject to Applicable Law. All rights, remedies and powers provided by this Article VII may be exercised only to the extent that the exercise thereof does not violate any applicable provision of the laws of any Governmental Authority and all of the provisions of this Article VII are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Term Loan Agreement invalid, unenforceable or not entitled to be recorded or filed under the provisions of any applicable law.

     Section 7.08. Discontinuance of Proceedings. In case Term Lender shall have proceeded to enforce any right, power or remedy under this Term Loan Agreement, the Term Note, the Term Guaranty or any other Loan Document by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Term Lender, then and in every such case Borrower, Guarantors and/or Term Lender shall be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of Term Lender shall continue as if such proceedings had not been taken, subject to any binding rule by the applicable court or other tribunal in any such proceeding.

                                ARTICLE VIII

     GENERAL TERMS AND CONDITIONS

     The following terms and conditions shall be applicable throughout the term of this Term Loan Agreement:

     Section 8.01. Failure to Exercise Rights. Nothing herein contained shall impose upon Term Lender, Borrower or any Guarantor any obligation to enforce any terms, covenants or conditions contained herein. Failure of Term Lender, Borrower or Guarantors, in any one or more instances, to insist upon strict performance by Borrower, Guarantors or Term Lender of any terms, covenants or conditions of this Term Loan Agreement or the other Term Loan Documents, shall not be considered or taken as a waiver or relinquishment by Term Lender, Borrower or Guarantors of their right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, strict compliance by Borrower, Guarantors or Term Lender with all the terms, covenants and conditions of this Term Loan Agreement and the other Term Loan Documents. The consent of Term Lender, Borrower or Guarantors to any act or omission by Borrower, Guarantor or Term Lender shall not be construed to be a consent to any other or subsequent act or omission or to waive the requirement for Term Lender's, Borrower's or Guarantors' consent to be obtained in any future or other instance.

     Section 8.02. Notices and Delivery. Unless otherwise specifically provided herein, any consent, notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy (or on the next Banking Business Day if such telecopy is received on a non-Banking Business Day or after 5:00 p.m. on a Banking Business Day) or four (4) Banking Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 8.02) shall be as set forth below each party's name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

     Section 8.03. Modification in Writing. This Term Loan Agreement, the other Term Loan Documents and the provisions incorporated herein by reference from the Credit Agreement constitute the entire agreement between the parties and supersede all prior agreements, whether written or oral with respect to the subject matter hereof, including, but not limited to, any term sheets furnished by Term Lender to Borrower and/or Guarantors. Neither this Term Loan Agreement, nor any other Term Loan Documents, nor any provision herein, or therein, may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     Section 8.04. Counterparts. This Term Loan Agreement may be executed by the parties hereto in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument. All such counterparts shall together constitute but one and the same document.

     Section 8.05. Rights, Powers and Remedies are Cumulative. None of the rights, powers and remedies conferred upon or reserved to Term Lender, Borrower or Guarantors in this Term Loan Agreement are intended to be exclusive of any other available right, power or remedy, but each and every such right, power and remedy shall be cumulative and not alternative, and shall be in addition to every right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute. Any forbearance, delay or omission by Term Lender, Borrower or Guarantors in the exercise of any right, power or remedy shall not impair any such right, power or remedy or be considered or taken as a waiver or relinquishment of the right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, any of said rights, powers and remedies given to Term Lender, Borrower or Guarantors herein. The exercise of any right or partial exercise thereof by Term Lender, Borrower or Guarantors shall not preclude the further exercise thereof and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by Term Lender.

     Section 8.06. Continuing Representations. All agreements, representations and warranties made herein shall survive the execution and delivery of this Term Loan Agreement, the making of the Term Loan hereunder and the execution and delivery of each other Term Loan Document until and final payment of all sums owing under the Term Loan has occurred.

     Section 8.07. Successors and Assigns. All of the terms, covenants, warranties and conditions contained in this Term Loan Agreement shall be binding upon and inure to the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

     Section 8.08. Time of Essence. Time shall be of the essence of this Term Loan Agreement.

     Section 8.09. Choice of Law and Forum. This Term Loan Agreement and each of the Term Loan Documents shall be governed by and construed in accordance with the internal laws of the State of Nevada without regard to principles of conflicts of law. Borrower and Guarantors further agree that the full and exclusive forum for the determination of any action relating to this Term Loan Agreement, the Term Loan Documents, or any other document or instrument delivered in favor of Term Lender pursuant to the terms hereof, shall be either an appropriate Court of the State of Nevada or the United States District Court or United States Bankruptcy Court for the District of Nevada.

     Section 8.10.     Arbitration.

           a. Other than an action or legal proceeding instituted by Term Lender for the purpose of exercising any remedy under the Term Loan Documents, the request of any party, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable) ("Dispute") now existing or hereafter arising between the parties in any way arising out of, pertaining to or in connection with the Term Loan Agreement, Term Loan Documents or any related agreements, documents, or instruments (collectively the "Documents"), may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring an action in court to compel arbitration of any Dispute.

          b. All Disputes between the parties shall be resolved by binding arbitration governed by the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

          c. No provision of, nor the exercise of any rights under this arbitration clause shall limit the rights of any party, and the parties shall have the right during any Dispute, to seek, use and employ ancillary or preliminary remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting or foreclosing upon any property, real or personal, which is involved in a Dispute, or which is subject to, or described in, the Documents, including, without limitation, rights and remedies relating to: (i) foreclosing against any real or personal property collateral or other security by the exercise of a power of sale under the Security Documentation or other security agreement or instrument, or applicable law, (ii) exercising self-help remedies (including setoff rights) or (iii) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration nor render inapplicable the compulsory arbitration provision hereof.

     Section 8.11. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER, GUARANTORS AND TERM LENDER EACH MUTUALLY HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS TERM LOAN AGREEMENT, THE TERM NOTE, THE TERM GUARANTY OR ANY OF THE TERM LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF BORROWER, GUARANTORS AND TERM LENDER WITH RESPECT TO THIS TERM LOAN AGREEMENT, THE TERM NOTE, THE TERM GUARANTY OR ANY OF THE TERM LOAN DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER, GUARANTORS AND TERM LENDER EACH MUTUALLY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDINGS SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT THE DEFENDING PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPLAINING PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

     Section 8.12. Scope of Approval and Review. Any inspection of the Caramella Property shall be deemed to be made solely for Term Lender's internal purposes and shall not be relied upon by the Borrower, Guarantor or any third party. In no event shall Term Lender be deemed or construed to be joint venturers or partners of Borrower or Guarantors.

     Section 8.13. Severability of Provisions. In the event any one or more of the provisions contained in this Term Loan Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     Section 8.14. Cumulative Nature of Covenants. All covenants contained herein are cumulative and not exclusive of each other covenant. Any action allowed by any covenant shall be allowed only if such action is not prohibited by any other covenant.

     Section 8.15. Costs to Prevailing Party. If any action or arbitration proceeding is brought by any party against any other party under this Term Loan Agreement or any of the Term Loan Documents, the prevailing party shall be entitled to recover such costs and attorney's fees as the court in such action or proceeding may adjudge reasonable.

     Section 8.16. Setoff. In addition to any rights and remedies of the Term Lender provided by law, if any Event of Default exists, Term Lender is authorized at any time and from time to time, without prior notice to the Borrower or Guarantors, any such notice being waived by the Borrower and Guarantors to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Term Lender to or for the credit or the account of Borrower or Guarantors against any and all obligations of Borrower or Guarantors under the Term Loan, now or hereafter existing, irrespective of whether or not the Term Lender shall have made demand under this Term Loan Agreement or any Term Loan Document and although such amounts owed may be contingent or unmatured. Term Lender agrees promptly to notify the Borrower and Guarantors after any such setoff and application made by Term Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Term Lender under this Section 8.16 are in addition to the other rights and remedies which Term Lender may have.

     Section 8.17. Schedule Attached. Schedules are attached hereto and incorporated herein and made a part hereof as follows:

     Schedule 2.04     -     Loan Reduction Schedule

     Section 8.18. Exhibits Attached. Exhibits are attached hereto and incorporated herein and made a part hereof as follows:

     Exhibit A     -     Note - Form

     Exhibit B     -     Guaranty - Form

     Exhibit C     -     Closing Certificate - Form

     Exhibit D     -     Subordination Agreement - Form


     IN WITNESS WHEREOF, the parties hereto have caused this Term Loan Agreement to be executed as of the day and year first above written.

                                   BORROWER:

                                   GOLDEN ROAD MOTOR INN, INC.,
                                   a Nevada corporation



                                   By /s/ Ben Farahi
                                     ----------------------
                                     Ben Farahi,
                                     Secretary

                                   Address:

                                   1175 West Moana Lane
                                   Suite 200
                                   Reno, NV  89509

                                   Telephone: (702) 825-3355
                                   Facsimile: (702) 825-7705

                                   GUARANTORS:

                                   MCRI:

                                   MONARCH CASINO & RESORT,
                                   INC., a Nevada corporation


                                   By /s/ Ben Farahi
                                     ----------------------
                                     Ben Farahi,
                                     Secretary

                                     Address:

                                     1175 West Moana Lane
                                     Suite 200
                                     Reno, NV  89509

                                     Telephone: (702) 825-3355
                                     Facsimile: (702) 825-7705


                                   /s/ John Farahi
                                   ------------------------
                                   John Farahi


                                   /s/ Bahram Farahi
                                   ------------------------
                                   Bahram Farahi


                                   /s/ Behrouz Farahi
                                   ------------------------
                                   Behrouz Farahi



                                   TERM LENDER:

                                   U.S. BANK NATIONAL
                                   ASSOCIATION


                                   By /s/ Anthony W. Olbrich
                                     -----------------------
                                   Name Anthony W. Olbrich
                                       ---------------------
                                   Title Sr. VP
                                        --------------------

                                   Administrative Address:

                                   U.S. Bank
                                   101 S. Capitol Blvd.
                                   P.O. Box 8247
                                   Boise, ID  83733
                                   Attn:  Stephen G. Buntin

                                   Telephone: (208) 383-7373
                                   Facsimile: (208) 383-7563

                                   Payment Office:

                                   U.S. Bank National Association
                                   Commercial Loan Servicing Center
                                   555 S.W. Oak
                                   P.O. Box 5308
                                   Portland, OR  97228-5308
                                   Attn:  Kathy O'Grady
                                   ABA No. 123000220
                                   Account No. 00340012160600
                                   Reference:     Golden Road
                                                  Motor Inn, Inc.,
                                                  Obligor #
                                                  3316778012,
                                                  Loan # 109
                         TERM LOAN REDUCTION SCHEDULE


REDUCTION               SCHEDULED             MAXIMUM
DATE                    REDUCTION         PRINCIPAL BALANCE
===========================================================

Term Closing Date           -0-              $ 1,897,597.00
October 1, 1998        $ 42,500.00             1,855,097.00
January 4, 1999        $ 42,500.00             1,812,597.00
April 1, 1999          $ 42,500.00             1,770,097.00
July 1, 1999           $ 42,500.00             1,727,597.00
October 1, 1999        $ 42,500.00             1,685,097.00
January 3, 2000        $ 42,500.00             1,642,597.00
April 3, 2000          $ 42,500.00             1,600,097.00
July 3, 2000           $ 42,500.00             1,557,597.00
October 2, 2000        $ 42,500.00             1,515,097.00
January 2, 2001       $ 101,006.47             1,414,090.53
April 2, 2001         $ 101,006.47             1,313,084.06
July 2, 2001          $ 101,006.47             1,212,077.59
October 1, 2001       $ 101,006.47             1,111,071.12
January 2, 2002       $ 101,006.47             1,010,064.65
April 1, 2002         $ 101,006.47               909,058.18
July 1, 2002          $ 101,006.47               808,051.71
October 1, 2002       $ 101,006.47               707,045.24
January 2, 2003       $ 101,006.47               606,038.77
April 1, 2003         $ 101,006.47               505,032.30
July 1, 2003          $ 101,006.47               404,025.83
October 1, 2003       $ 101,006.47               303,019.36
January 2, 2004       $ 101,006.47               202,012.89
April 1, 2004         $ 101,006.47               101,006.42
June 30, 2004         $ 101,006.42                     0.00
                      (Remaining           Remaining unpaid
                      unpaid principal    principal balance
                      balance)                fully due and
                                                    payable




















                                SCHEDULE 2.04
                             TERM PROMISSORY NOTE

$1,897,597.00                                                  July 23, 1998

     FOR VALUE RECEIVED, the undersigned, GOLDEN ROAD MOTOR INN, INC., a Nevada corporation (the "Borrower"), promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION ("Term Lender") the principal sum of One Million Eight Hundred Ninety Seven Thousand Five Hundred Ninety Seven Dollars ($1,897,597.00), together with interest accrued on the declining balance of the principal sum at the rate or rates set forth below from the Term Closing Date and continuing until fully paid, as follows:

               A. Interest Rate. Interest shall accrue on the entire outstanding principal balance at the LIBO Rate plus the Applicable Margin. Interest accrued on the outstanding unpaid balance of the principal sum shall be paid quarterly on each Reduction Date commencing on the first day of October, 1998 and on the Reduction Date in each calendar quarter thereafter occurring and on the Term Maturity Date.

               B. Principal Repayment. Scheduled Reductions of principal commencing on October 1, 1998, in the amounts set forth on the Loan Reduction Schedule shall be made quarterly on each Reduction Date as set forth on the Loan Reduction Schedule, Schedule 2.04 attached hereto and by this reference incorporated herein and made a part hereof, until the Term Maturity Date, on which date the remaining balance of the principal sum, together with all unpaid interest accrued thereon shall be fully paid.

               C.   General Conditions.

               (1) Definitions. When used herein the following terms shall have the following meanings:

               Applicable Margin shall have the meaning as defined in Section
1.01 of the Term Loan Agreement.

               Banking Business Day shall have the meaning as defined in
Section 1.01 of the Term Loan Agreement.

               Borrower shall have the meaning set forth in the preamble to this Term Note.

               Default Rate shall have the meaning as defined in Section 1.01 of the Term Loan Agreement.

               Dollar(s) and the sign ($) shall mean lawful money of the United States of America.

               LIBO Rate shall have the meaning as defined in Section 1.01 of the Term Loan Agreement.

               Loan Reduction Schedule shall mean the Loan Reduction Schedule marked "Schedule 2.04", affixed to this Term Note and by this reference incorporated herein and made a part hereof, setting forth the Scheduled Reductions and Maximum Principal Balance as of each Reduction Date under the Term Loan.

                                  EXHIBIT A
               Maximum Principal Balance shall mean the maximum unpaid principal amount which may be outstanding on the Term Loan as of any Reduction Date, as set forth on the Loan Reduction Schedule.

               Reduction Date(s) shall mean reference to each Reduction Date as set forth on the Loan Reduction Schedule.

               Scheduled Reductions shall mean the amount by which the Term Loan is reduced on each Reduction Date as set forth on the Loan Reduction Schedule.

               Term Closing Date shall have the meaning as defined in Section
1.01 of the Term Loan Agreement.

               Term Lender shall have the meaning set forth in the preamble to this Term Note.

               Term Loan Agreement shall mean that certain Term Loan Agreement of even date herewith executed by and among Borrower, Guarantors, as therein described, and Term Lender, as such Term Loan Agreement may be amended, modified, supplemented or restated from time to time.

               Term Loan Documents shall have the meaning as defined in Section
1.01 of the Term Loan Agreement.

               Term Maturity Date shall have the meaning as defined in Section
1.01 of the Term Loan Agreement.

               Term Note shall mean this Term Promissory Note.

          (2) Records. The Term Lender shall record in its records the date and amount of each repayment. The aggregate unpaid principal amount, rate, and interest amount so recorded shall be calculated by the Term Lender and shall be binding upon Borrower subject to Borrower's right to require corrections of errors in calculation. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligation of Borrower hereunder to repay the principal amount outstanding together with all interest accruing thereon.

          (3) Setting and Notice of Rates. The LIBO Rate shall be determined by the Term Lender as provided in the Term Loan Agreement, and notice of each change thereof shall be given promptly to Borrower. Each determination of the applicable LIBO Rate shall be conclusive and binding upon the Borrower, in the absence of demonstrable error. The Term Lender shall, upon written request of Borrower, deliver to Borrower a statement showing the computations used by the Term Lender in determining any rate hereunder.
          (4) Computation of Interest. Computation of interest with reference to the LIBO Rate shall be calculated on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed.

          (5) Prepayments. This Term Note may be prepaid at any time in whole or in part as provided in Section 2.06 of the Term Loan Agreement.

     D.   Default.  The "Late Charges and Default Rate" provisions contained in
Section 2.08 and the "Events of Default" provisions contained in Article VII of the Term Loan Agreement are hereby incorporated by this reference as though fully set forth herein.
     E. Waivers. Borrower waives diligence, demand, presentment for payment, protest and notice of protest.

     F. Collection Costs. In the event of the occurrence of an Event of Default, the Borrower agrees to pay all reasonable costs of collection, including a reasonable attorney's fee, in addition to and at the time of the payment of such sum of money and/or the performance of such acts as may be required to cure such default. In the event legal action is commenced for the collection of any sums owing hereunder the undersigned agrees that any judgment issued as a consequence of such action against Borrower shall bear interest at a rate equal to the Default Rate until fully paid.

     G. Interest Rate Limitation. Notwithstanding any provision herein or in any document or instrument now or hereafter securing this Term Note, the total liability for payments in the nature of interest shall not exceed the limits now imposed by the applicable laws of the State of Nevada or the United States of America.

     H. Security. This Term Note is secured by the Term Deed of Trust described in the Term Loan Agreement.

     I. Governing Law. This Term Note has been delivered in Reno, Nevada, and shall be governed by and construed in accordance with the laws of the State of Nevada.

     J. Partial Invalidity. If any provision of this Term Note shall be prohibited by or invalid under any applicable law, such provision shall be in-effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision of any other provision of this Term Note.

     K. Incorporation of Term Loan Agreement. This Term Note is issued under, and subject to, the terms, covenants and conditions of the Term Loan Agreement, which Term Loan Agreement is by this reference incorporated herein and made a part hereof.

     IN WITNESS WHEREOF, this Term Note has been executed as of the date first hereinabove written.

                                   BORROWER:

                                   GOLDEN ROAD MOTOR INN,
                                   INC., a Nevada corporation


                                   By________________________

                                   Name______________________

                                   Title_____________________
                         GENERAL CONTINUING GUARANTY

     THIS GENERAL CONTINUING GUARANTY ("Guaranty"), dated as of July 23, 1998, is executed and delivered by MONARCH CASINO & RESORT, INC., a Nevada corporation ("MCRI"), JOHN FARAHI, a married man, BAHRAM FARAHI, a married man and BEHROUZ FARAHI, a married man (hereinafter collectively referred to as "Farahi" and together with MCRI each individually referred to as a "Guarantor" and collectively referred to as "Guarantors"), in favor of the Beneficiary, referred to below, and in light of the following:

                               R_E_C_I_T_A_L_S:

     WHEREAS:

     A. Reference is made to that certain Term Loan Agreement, dated of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Term Loan Agreement"), by and among GOLDEN ROAD MOTOR INN, INC., a Nevada corporation (the "Borrower"), Guarantors, U.S. Bank National Association, as the Term Lender (herein the "Beneficiary").

     B. For the purpose of this Guaranty, all capitalized terms not otherwise specifically defined herein shall have the same meaning given them in
Section 1.01 of the Term Loan Agreement or incorporated therein by reference as though fully restated verbatim.
     C. In order to induce Beneficiary to make the Term Loan and extend financial accommodations to Borrower pursuant to the Term Loan Agreement, and in consideration thereof, Guarantors have agreed to guaranty the Guarantied Obligations.

     NOW, THEREFORE, in consideration of the foregoing, Guarantors hereby jointly and severally agree, in favor of Beneficiary, as follows:

     1.     Definitions and Construction.

          (a) Definitions. The following terms, as used in this Guaranty, shall have the following meanings:

          "Beneficiary" shall mean U.S. Bank National Association, in its capacity as the Term Lender under the Term Loan Agreement.

          "Borrower" shall mean Golden Road Motor Inn, Inc., a Nevada corporation.

          "Guarantied Obligations" shall mean: (a) the due and punctual payment of the principal of, and interest (including post petition interest and including any and all interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts) on, and premium, if any, on the Term Note; and (b) the due and punctual payment of all present or future Indebtedness owing by Borrower.

          "Guarantor(s)" shall have the meaning set forth in the preamble to this Guaranty.

          "Guaranty" shall have the meaning set forth in the preamble to this document.

                                  EXHIBIT B
          "Indebtedness" shall mean any and all obligations, indebtedness, or liabilities of any kind or character owed to Beneficiary arising directly or indirectly out of or in connection with the Term Loan Agreement, the Term Note, the Environmental Certificate, or any of the other Term Loan Documents, including all such obligations, indebtedness, or liabilities, whether for principal, interest (including post petition interest and including any and all interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts), premium, reimbursement obligations, fees, costs, expenses (including attorneys' fees), or indemnity obligations, whether heretofore, now, or hereafter made, incurred, or created, whether voluntarily or involuntarily made, incurred, or created, whether secured or unsecured (and if secured, regardless of the nature or extent of the security), whether absolute or contingent, liquidated or unliquidated, or determined or indeterminate, whether Borrower is liable individually or jointly with others, and whether recovery is or hereafter becomes barred by any statute of limitations or otherwise becomes unenforceable for any reason whatsoever, including any act or failure to act by Beneficiary.

          "Term Loan Agreement" shall have the meaning set forth by Recital A of this Guaranty.

          (b) Construction. Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, the term "including" is not limiting, and the term "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and other similar terms refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Any reference in this Guaranty to any of the following documents includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable: the Term Loan Documents; the Term Loan Agreement; this Guaranty; the Environmental Certificate; and the Term Note.

     2. Guarantied Obligations. Guarantors hereby jointly and severally, irrevocably and unconditionally guaranty to Beneficiary, as and for their own debt, until final and indefeasible payment thereof has been made, (a) the due and punctual payment of the Guarantied Obligations, in each case when the same shall become due and payable, whether at maturity, pursuant to a mandatory payment requirement, by acceleration, or otherwise; it being the intent of Guarantors that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (b) the punctual and faithful performance, keeping, observance, and fulfillment by Borrower of all of the agreements, conditions, covenants, and obligations of Borrower contained in the Term Loan Agreement, the Term Note, the Environmental Certificate and under each of the other Term Loan Documents.

     3. Continuing Guaranty. This Guaranty includes Guarantied Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, Guarantors hereby waive any right to revoke this Guaranty as to future Indebtedness. If such a revocation is effective notwithstanding the foregoing waiver, Guarantors acknowledge and agree that (a) no such revocation shall be effective until written notice thereof has been received and acknowledged by Beneficiary, (b) no such revocation shall apply to any Guarantied Obligations in existence on such date (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof to the extent permitted by law), (c) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Beneficiary in existence on the date of such revocation,
(d) no payment by Guarantors, Borrower, or from any other source, prior to the date of such revocation shall reduce the maximum obligation of Guarantors hereunder, and (e) any payment by Borrower or from any source other than Guarantors subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which is not, therefore, guarantied hereunder.

     4. Performance under this Guaranty. In the event that Borrower fails to make any payment of any Guarantied Obligations on or before the due date thereof, or if Borrower shall fail to perform, keep, observe, or fulfill any other obligations referred to in clause (b) of Section 2 hereof in the manner provided in the Term Loan Agreement, the Term Note, or the other Term Loan Documents, as applicable, Guarantors immediately shall cause such payment to be made or each of such obligations to be performed, kept, observed, or fulfilled.

     5. Primary Obligations. This Guaranty is a primary and original obligation of Guarantors, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to the issuance of the Term Note. Guarantors agree that they are directly, jointly and severally with any other guarantor of the Guarantied Obligations, liable to Beneficiary, that the obligations of Guarantors hereunder are independent of the obligations of Borrower or any other guarantor, and that a separate action may be brought against Guarantors, whether such action is brought against Borrower or any other guarantor whether Borrower or any such other guarantor is joined in such action. Guarantors agree that their liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Beneficiary of whatever remedies they may have against Borrower or any other guarantor, or the enforcement of any lien or realization upon any security Beneficiary may at any time possess. Guarantors agree that any release which may be given by Beneficiary to Borrower or any other guarantor shall not release Guarantors. Guarantors consent and agree that Beneficiary shall be under no obligation to marshal any property or assets of Borrower or any other guarantor in favor of Guarantors, or against or in payment of any or all of the Guarantied Obligations.

     6.     Waivers.

          (a)     Guarantors hereby waive:  (i) notice of acceptance hereof;
(ii) notice of any advances, loans or other financial accommodations made or extended under the Term Loan Agreement, or the creation or existence of any Guarantied Obligations; (iii) notice of the amount of the Guarantied Obligations, subject, however, to Guarantors' right to make inquiry of Beneficiary to ascertain the amount of the Guarantied Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of Borrower or of any other fact that might increase Guarantors' risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to the Term Note or any other instrument; (vi) notice of any Default or Event of Default under the Term Loan Agreement; and (vii) all other notices (except if such notice is specifically required to be given to Guarantors under this Guaranty or any other Term Loan Document to which Guarantors are party) and demands to which Guarantors might otherwise be entitled.

          (b) To the fullest extent permitted by applicable law, Guarantors waive the right by statute or otherwise to require Beneficiary to institute suit against Borrower or to exhaust any rights and remedies which Beneficiary has or may have against Borrower. In this regard, Guarantors agree that they are bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter accruing, as fully as if such Guarantied Obligations were directly owing to Beneficiary by Guarantors. Guarantors further waive any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been fully and finally performed and indefeasibly paid) of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower in respect thereof.

          (c) To the maximum extent permitted by law, each Guarantor hereby waives: (i) any rights to assert against Beneficiary any defense (legal or equitable), set-off, counterclaim, or claim which Guarantors may now or at any time hereafter have against Borrower or any other party liable to Beneficiary;
(ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor; (iii) any defense arising by reason of any claim or defense based upon an election of remedies by Beneficiary; (iv) the benefit of any statute of limitations affecting Guarantors' liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantors' liability hereunder; and (v) any defense or benefit that may be derived from or afforded by law which limits the liability of or exonerates guaranties or sureties including, without limitation, the benefits of Nevada Revised Statutes [sections] 40.430 - 40.459,
40.475 and 40.485 as permitted by Nevada Revised Statutes [section] 40.495.

          (d) Guarantors agree that if all or a portion of the Indebtedness or this Guaranty is at any time secured by a deed of trust or mortgage covering interests in real property, Beneficiary, in its sole discretion, without notice or demand and without affecting the liability of Guarantors under this Guaranty, may foreclose (pursuant to the terms of the Term Loan Agreement or otherwise) the deed of trust or mortgage and the interests in real property secured thereby by non-judicial sale. Guarantors understand that the exercise of Beneficiary of certain rights and remedies contained in the Term Loan Agreement and any such deed of trust or mortgage may affect or eliminate Guarantors' right of subrogation against Borrower and that Guarantors may therefore incur a partially or totally non-reimbursable liability hereunder. Nevertheless, Guarantors hereby authorize and empower Beneficiary to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, since it is the intent and purpose of Guarantors that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Notwithstanding any foreclosure of the lien of any deed of trust or security agreement with respect to any or all of any real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, Guarantors shall remain bound under this Guaranty including its obligation to pay any deficiency following a non-judicial foreclosure.

          (e) Guarantors also hereby waive any claim, right or remedy which such Guarantors may now have or hereafter acquire against the Borrower that arises hereunder and/or from the performance by Guarantors hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Beneficiary against the Borrower or any security which Beneficiary now have or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

     7. Releases. Guarantors consent and agree that, without notice to or by Guarantors and without affecting or impairing the obligations of Guarantors hereunder, Beneficiary may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Term Loan Agreement, the Term Note, or any of the other Term Loan Documents or may grant other indulgences to Borrower in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Term Loan Agreement, the Term Note, or any of the other Term Loan Documents, or may, by action or inaction, release or substitute any other guarantor, if any, of the Guarantied Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guarantied Obligations (including the Collateral) or any other guaranty of the Guarantied Obligations, or any portion thereof.

     8. No Election. Beneficiary shall have the right to seek recourse against Guarantors to the fullest extent provided for herein and no election by Beneficiary to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Beneficiary's right to proceed in any other form of action or proceeding or against other parties unless Beneficiary has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Beneficiary under any document or instrument evidencing the Guarantied Obligations shall serve to diminish the liability of Guarantors under this Guaranty except to the extent that Beneficiary finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

     9. Indefeasible Payment. The Guarantied Obligations shall not be considered indefeasibly paid for purposes of this Guaranty unless and until all payments to Beneficiary are no longer subject to any right on the part of any person whomsoever, including Borrower, Borrower as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of Borrower's assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. In the event that, for any reason, all or any portion of such payments to Beneficiary is set aside or restored, whether voluntarily or involuntarily, after the making thereof, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and Guarantors shall be liable for the full amount Beneficiary is required to repay plus any and all costs and expenses (including attorneys' fees) paid by Beneficiary in connection therewith.

     10.     Financial Condition of Borrower and Guarantors.
          a. Guarantors represent and warrant to Beneficiary that they are currently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantied Obligations. Guarantors further represent and warrant to Beneficiary that they have each read and understand the terms and conditions of the Term Loan Agreement, the Term Note and the other Term Loan Documents. Guarantors hereby covenant that they will continue to keep themselves informed of Borrower's financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guarantied Obligations.

     11. Subordination. Any indebtedness of Borrower now or hereafter held by Guarantors is hereby subordinated to the indebtedness of Borrower to Beneficiary.

     12. Payments; Application. All payments to be made hereunder by Guarantors shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset. All payments made by Guarantors hereunder shall be applied as follows: first, to all reasonable costs and expenses (including attorneys' fees) incurred by Beneficiary in enforcing this Guaranty or in collecting the Guarantied Obligations; second, to all accrued and unpaid interest, premium, if any, and fees owing to Beneficiary constituting Guarantied Obligations; and third, to the balance of the Guarantied Obligations.

     13. Costs and Expenses. Guarantors agree to pay Beneficiary's reasonable out-of-pocket costs and expenses, including, but not limited to, legal fees and disbursements, incurred in any effort (which shall include those incurred in investigations of and advising on matters relating to the Beneficiary's rights and remedies) to collect or enforce any of sums owing under this Guaranty whether or not any lawsuit is filed. Until paid to the Beneficiary such sums will bear interest at the Default Rate set forth in the Term Loan Agreement.

     14. Costs to Prevailing Party. If any action or proceeding is brought by any party against any other party under this Guaranty, the prevailing party shall be entitled to recover such costs and attorney's fees as the court in such action or proceeding may adjudge reasonable.

     15. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by telefacsimile, telexed, or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telefacsimile or telex or five (5) Banking Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 15) shall be as set forth below, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties:

     If to Guarantors:     Monarch Casino & Resort, Inc.
                           1175 West Moana Lane
                           Suite 200
                           Reno, Nevada  89509

                           John Farahi
                           [Address Omitted]

                           Bahram Farahi
                           [Address Omitted]

                         Behrouz Farahi
                         [Address Omitted]

     If to Beneficiary:  U.S. Bank National Association
                         101 S. Capitol Blvd.
                         P.O. Box 8247
                         Boise, ID  83733
                         Attn:  Stephen G. Buntin

     With a copy to:     Timothy J. Henderson, Esq.
                         Henderson & Morgan, LLC
                         164 Hubbard Way, Suite B
                         Reno, NV  89502

     16. Cumulative Remedies. No remedy under this Guaranty, under the Term Loan Agreement, the Term Note, or any Term Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty, under the Term Loan Agreement, the Term Note, or any other Term Loan Document, and those provided by law. No delay or omission by Beneficiary to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of Beneficiary to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise thereof or the exercise of any other right.

     17. Severability of Provisions. Any provision of this Guaranty which is prohibited or unenforceable under applicable law, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     18. Entire Agreement; Amendments. This Guaranty, together with the Term Loan Agreement and other Term Loan Documents and documents incorporated therein by reference constitutes the entire agreement between Guarantors and Beneficiary pertaining to the subject matter contained herein. This Guaranty may not be altered, amended, or modified, nor may any provisions hereof be waived or noncompliance therewith consented to, except by means of a writing executed by Guarantors and Beneficiary. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.

     19. Successors and Assigns. This Guaranty shall be binding upon Guarantors and their respective successors and assigns and shall inure to the benefit of the successors and assigns of Beneficiary; provided, however, Guarantors shall not assign this Guaranty or delegate any of its duties hereunder without Beneficiary's prior written consent and any unconsented to assignment shall be absolutely void. In the event of any assignment or other transfer of rights by Beneficiary, the rights and benefits herein conferred upon Beneficiary shall automatically extend to and be vested in such assignee or other transferee.

     20. Choice of Law and Venue; Service of Process. THE VALIDITY OF THIS GUARANTY, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF GUARANTORS AND BENEFICIARY, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GUARANTORS WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEVADA, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, GUARANTORS ACCEPT, FOR THEMSELVES AND IN CONNECTION WITH THEIR RESPECTIVE ASSETS, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE.

     21.     Arbitration.

           a. Upon the request of any party, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable) ("Dispute") now existing or hereafter arising between the parties in any way arising out of, pertaining to or in connection with the Term Loan Agreement, Term Loan Documents or any related agreements, documents, or instruments (collectively the "Documents"), may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring an action in court to compel arbitration of any Dispute.

          b. All Disputes between the parties shall be resolved by binding arbitration governed by the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

          c. No provision of, nor the exercise of any rights under this arbitration clause shall limit the rights of any party, and the parties shall have the right during any Dispute, to seek, use and employ ancillary or preliminary remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting or foreclosing upon any property, real or personal, which is involved in a Dispute, or which is subject to, or described in, the Documents, including, without limitation, rights and remedies relating to: (i) foreclosing against any real or personal property collateral or other security by the exercise of a power of sale under the Security Documentation or other security agreement or instrument, or applicable law, (ii) exercising self-help remedies (including setoff rights) or (iii) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration nor render inapplicable the compulsory arbitration provision hereof.

     22. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GUARANTORS AND BENEFICIARY EACH MUTUALLY HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS GUARANTY, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF GUARANTORS AND BENEFICIARY WITH RESPECT TO THIS GUARANTY, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GUARANTORS AND BENEFICIARY EACH MUTUALLY HEREBY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDINGS SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT THE DEFENDING PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPLAINING PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Guaranty as of the day and year first written above.


                                   MONARCH CASINO & RESORT,
                                   INC., a Nevada corporation


                                   By_________________________
                                     Ben Farahi,
                                     Secretary


                                   ____________________________
                                   John Farahi


                                   ____________________________
                                   Bahram Farahi


                                   ____________________________
                                   Behrouz Farahi

                             CLOSING CERTIFICATE

TO:     U.S. BANK NATIONAL ASSOCIATION, in its capacity as the Term Lender under that certain Term Loan Agreement, dated as of July 23, 1998 (as amended, supplemented or otherwise modified from time to time, the "Term Loan Agreement"), by and among GOLDEN ROAD MOTOR INN, INC., a Nevada corporation (the "Borrower"), the Guarantors therein named and the Term Lender. Capitalized terms used herein without definition shall have the meanings incorporated or attributed to them in Section 1.01 of the Term Loan Agreement.

     THE UNDERSIGNED, Borrower and MCRI, do hereby make the following certifications effective as of the date of this Closing Certificate pursuant to
Article III of the Term Loan Agreement:

          (a) the representations and warranties contained in Article IV of the Term Loan Agreement and contained in each of the other Term Loan Documents are true and correct on and as of the Term Closing Date in all material respects as though such representations and warranties had been made on and as of the Term Closing Date;

          (b) Since the date of the most recent financial statements referred to in Section 4.04 of the Term Loan Agreement, no Material Adverse Change has occurred and no event or circumstance which could reasonably be expected to result in a Material Adverse Change or Material Adverse Effect has occurred;

          (c) no event (i) has occurred and is continuing or (ii) would occur as a result of the funding of Term Loan, or (iii) would result from the making thereof, which (in the case of (i), (ii) or (iii) above) constitutes a Default or Event of Default under the terms of the Term Loan Agreement or the Credit Agreement;

          (d) Borrower and Guarantors have, as of the Term Closing Date, performed and complied with all agreements and conditions that are contained in the Term Loan Agreement and that the Term Loan Agreement requires Borrower and Guarantors to perform and comply with prior to or as of the Term Closing Date;

          (e) The Term Agreement, the Term Note and the other Term Loan Documents have been duly authorized by all necessary action of each of Borrower's and MCRI's respective Board of Directors and have been executed and delivered on behalf of Borrower or MCRI, where applicable, by a duly authorized representative thereof; and

          (f) Concurrently herewith, each of Borrower and MCRI have delivered to Term Lender a true and correct copy of the articles of incorporation and bylaws, together with all amendments thereto adopted through the date hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand as of the ____ day of July, 1998.




                                  EXHIBIT C
                                   BORROWER:

                                   GOLDEN ROAD MOTOR INN,
                                   INC., a Nevada corporation


                                   By_________________________
                                     Ben Farahi,
                                     Secretary


                                   MCRI:

                                   MONARCH CASINO & RESORT,
                                   INC., a Nevada corporation


                                   By_________________________
                                     Ben Farahi,
                                     Secretary

                           SUBORDINATION AGREEMENT

     THIS SUBORDINATION AGREEMENT is made and entered into this 23rd day of July, 1998, by and between GOLDEN ROAD MOTOR INN, INC., a Nevada corporation, owner of the land hereinafter described and hereinafter referred to as "Owner", and WELLS FARGO BANK, National Association, as Agent Bank, hereinafter referred to as "Agent Bank", present owner and holder of the WFB Deed of Trust and WFB Indebtedness first hereinafter described and U.S. BANK NATIONAL ASSOCIATION, as the Term Lender described below.

                             W_I_T_N_E_S_S_E_T_H

     THAT WHEREAS, Owner executed to secure indebtedness in the original principal sum of Eighty Million Dollars ($80,000,000.00) (the "WFB Indebtedness"), in favor of Agent Bank, as the administrative and collateral agent for the Lenders and Swingline Lender described in the WFB Deed of Trust hereinafter described, the following security instruments (collectively the "WFB Security Documents"), (i) a Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents, dated December 29, 1997, to Western Title Company, Inc., a Nevada corporation, as trustee, encumbering, together with certain other real property and collateral more particularly therein described, that certain real property situate in the County of Washoe, State of Nevada, more particularly described on that certain exhibit marked "Exhibit A", affixed hereto and by this reference incorporated herein and made a part hereof (the "Caramella Real Property"), which Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents was recorded December 31, 1997, in the office of the County Recorder of Washoe County, Nevada, in Book 5091, at Page 451, as Document No. 2167154, of Official Records (the "WFB Deed of Trust"),
(ii) an Assignment of Spaceleases, Contracts, Rents and Revenues recorded December 29, 1997, in the Official Records of Washoe County, Nevada, in Book 5086, at Page 655, as Document No. 2166000, (iii) an Assignment of Permits, Licenses and Contracts recorded December 29, 1997, in the Official Records of Washoe County, Nevada, in Book 5086, at Page 672, as Document No. 2166001, and
(iv) UCC Financing Statement recorded December 29, 1997, in the Official Records of Washoe County, Nevada, in Book 5086, at Page 687, as Document No. 2166002; and

     WHEREAS, Owner has executed or is about to execute a Term Promissory Note ("Term Note") in the principal amount of One Million Eight Hundred Ninety-Seven Thousand Five Hundred Ninety-Seven Dollars ($1,897,597.00), payable to the order of U.S. Bank National Association (the "Term Lender"), pursuant to the terms of a Term Loan Agreement of even date therewith (the "Term Loan Agreement"), executed by Owner, as borrower, the Guarantors therein named, and Term Lender, under the terms of which Term Lender agrees to lend the principal amount of the Term Note (the "Term Loan") in accordance with the terms and provisions therein contained. The Term Note and Term Loan Agreement are to be secured by a Deed of Trust with Assignment of Rents encumbering the Caramella Real Property (the "Term Deed of Trust"), executed by Owner, as trustor, to Western Title Company, as trustee, for the benefit of Term Lender; and

     WHEREAS, it is a condition precedent to Owner obtaining the Term Loan evidenced by the Term Note and Term Loan Agreement described immediately hereinabove that the Term Deed of Trust shall unconditionally be and remain at all times a lien and charge upon the Caramella Real Property prior and superior to the liens and charges of the WFB Security Documents; and

                                  EXHIBIT D
     WHEREAS, Term Lender is willing to establish the Term Loan evidenced by the Term Note and Term Loan Agreement provided that the Term Deed of Trust is a lien and charge on the Caramella Real Property and other collateral therein described, prior and superior to the liens and charges of the WFB Security Documents and provided that Agent Bank specifically and unconditionally subordinates the liens and charges of the WFB Security Documents to the lien and charge of the Term Deed of Trust in favor of Term Lender and all advances made by Term Lender to Owner under the Term Note and Term Loan Agreement; and

     WHEREAS, it is to the mutual benefit of the parties hereto that Term Lender establish the Term Loan in favor of Owner and Agent Bank is willing that the Term Deed of Trust securing the same shall, when recorded, constitute a lien and charge upon the Caramella Real Property which is unconditionally prior and superior to the liens and charges of the WFB Security Documents.

     NOW, THEREFORE, in consideration of the mutual benefits accruing to the parties hereto and other good and valuable considerations, the receipt and sufficiency of which consideration is hereby acknowledged, it is hereby declared, understood and agreed as follows:

     (1) That the Term Deed of Trust securing the Term Loan, Term Note and Term Loan Agreement and all advances thereunder and any amendments, renewals and extensions made thereunder shall unconditionally and irrevocably be and remain at all times a lien or charge upon the Caramella Real Property described on Exhibit A hereto, prior and superior to the liens and charges of the WFB Security Documents.

     (2) That Term Lender would not establish the Term Loan above described without this Subordination Agreement.

     (3)     Agent Bank declares, agrees and acknowledges that:

          (a) It has received a copy of the Term Note, Term Loan Agreement and Term Deed of Trust above referred to; and

          (b) It intentionally, unconditionally and irrevocably subordinates the liens and charges of the WFB Security Documents in favor of the lien and charge upon the Caramella Real Property described on Exhibit A hereto of the Term Deed of Trust above referred to and understands that in reliance upon, and in consideration of, this subordination, the Term Loan will be created and, as part and parcel thereof, specific monetary advances are being made and will be entered into which would not be made or entered into but for said reliance upon this subordination.

     (4) This Subordination Agreement may be executed by the parties hereto in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same document. All such counterparts shall together constitute but one and the same document.

     IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

OWNER:

GOLDEN ROAD MOTOR INN, INC.,
a Nevada corporation



By________________________

Name______________________

Title_____________________


TERM LENDER:

U.S. BANK NATIONAL
ASSOCIATION


By________________________

Name______________________

Title_____________________

AGENT BANK:

WELLS FARGO BANK,
National Association,
Agent Bank


By________________________

Name______________________

Title_____________________


STATE OF NEVADA     )
                    ) ss
COUNTY OF WASHOE    )

     This instrument was acknowledged before me on _____________, 1998, by ______________________ as _______________________ of/for GOLDEN ROAD MOTOR INN,
INC.



____________________________
Notary Public



STATE OF NEVADA     )
                    ) ss
COUNTY OF WASHOE    )

     This instrument was acknowledged before me on _____________, 1998, by ______________________ as _______________________ of/for WELLS FARGO BANK,
National Association.



____________________________
Notary Public


STATE OF IDAHO          )
                        ) ss
COUNTY OF _________     )

     This instrument was acknowledged before me on _____________, 1998, by ______________________ as _______________________ of/for U.S. BANK NATIONAL
ASSOCIATION.



____________________________
Notary Public